BioDelivery Sciences Announces Appointment of Jeff Bailey as Permanent CEO

RALEIGH, N.C., November 4, 2020 - BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing specialty pharmaceutical company dedicated to patients living with serious and complex chronic conditions, today announced that its Board of Directors has appointed Jeff Bailey as permanent Chief Executive Officer (CEO), effective November 4, 2020. Jeff had previously been appointed as interim CEO in May 2020 while continuing to serve on the Board of Directors.
“Jeff has been extremely effective in managing the Company during this challenging period and continuously driving growth, and we are very pleased he has agreed to accept the role of permanent CEO," stated Peter Greenleaf, Chairman of the Board of Directors of BDSI. “I am confident that Jeff has the strategic vision and expertise in the pharmaceutical industry to guide BDSI through its next phase. The Board and I are delighted to appoint Jeff as BDSI’s CEO."
Mr. Bailey has an accomplished record in leading both public and private healthcare companies where he has leveraged his diverse leadership experiences in various functional areas including commercial, supply chain and business development, as well as in-licensing and transactions. His experiences include a 20+ year career at Johnson & Johnson/Janssen Pharmaceuticals as well as a tenure as Operating Unit President at Novartis Pharmaceuticals, Chief Commercial Officer at King Pharmaceuticals, Chief Operating Officer at Fougera Pharmaceuticals, and Chairman and CEO of Neurovance. Mr. Bailey also served as President and CEO of Lantheus Medical Imaging, taking the company public in 2015. Most recently, he was the CEO of IlluminOss Medical, Inc., which was acquired in May 2020.
“Over the last six months, I have been able to see our very talented team at BDSI in action,” stated Jeff Bailey. “When you combine our exceptional people with high-quality differentiated products and our strong balance sheet, we are really poised to deliver strong results by executing on our corporate strategy and expanding our growth. I look forward to being part of the exciting future and driving long term shareholder value.”

ABOUT BIODELIVERY SCIENCES INTERNATIONAL, INC.
BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of products that includes utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI's marketed products address serious and debilitating conditions, including chronic pain and opioid-induced constipation.
CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This press release and any statements of employees, representatives, and partners of BioDelivery Sciences International, Inc. (“BDSI”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,”

“estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of BDSI’s management and are subject to significant risks and uncertainties, including those detailed in BDSI’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, BDSI’s continued growth and expansion) may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond BDSI’s control) including the risk that the current coronavirus pandemic impacts on our supply chain, commercial partners, patients and their physicians and the healthcare facilities in which they work, and our personnel are greater than we anticipate, as well as those set forth in our 2019 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.
© 2020 BioDelivery Sciences International, Inc.  All rights reserved.
Contact:
Bob Yedid
LifeSci Advisors
646-597-6989
Bob@LifeSciAdvisors.com